SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

☒	Current report pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934.

Date of Report
(Date of earliest event reported)

September 30, 2002

CIMAREX ENERGY CO.
(Exact name of registrant as specified in its charter)

A Delaware Corporation	File Number 132-02238

IRS Employer No. 45-0466694

707 Seventeenth Street, Suite 3300
Denver, Colorado 80202
(Address of principal executive offices)

Telephone Number (303) 295-3995
(Registrant's telephone number)

Not applicable
(Former name and address)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

        This Form 8-K includes the financial statements of the business acquired and the pro forma financial information as required by Item 7(a) and (b). These financial statements relate to the acquisition of the common stock of Key Production Company, Inc. by Cimarex Energy Co. on September 30, 2002. Key Production Company, Inc. is an oil and gas exploration and development company with oil and gas producing properties located principally in Oklahoma, Texas, Louisiana, Mississippi, Wyoming and California. Cimarex Energy Co. issued 14,083,801 shares of its common stock in exchange for the outstanding common stock of Key Production Company, Inc. in accordance with the terms of the Merger Agreement between Helmerich & Payne, Inc. and Key Production Company, Inc. signed February 23, 2002. The value of the common stock issued in the transaction was $15.96, based on the average of the closing price of Key common stock two days before, the day of, and two days following the announcement of the transaction. The acquisition of Key Production Company, Inc. will complement the oil and gas exploration and production business of Cimarex Energy Co.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)
Financial Statements of Business Acquired

          The audited consolidated balance sheets as of December 31, 2001 and 2000 and the audited consolidated statements of operations, stockholders' equity and cash flows as of the years ended December 31, 2001, 2000 and 1999 together with the accompanying notes are presented in Exhibit 20.1.

          The unaudited consolidated balance sheet as of June 30, 2002 and the unaudited consolidated statements of operations, stockholders' equity and cash flows as of the six months ended June 30, 2002 and 2001 together with the accompanying notes are presented in Exhibit 20.2.

(b)
Pro Forma Financial Information

          The unaudited consolidated condensed pro forma financial information together with the accompanying notes are presented in Exhibit 20.3.

ITEM 8.    CHANGE IN FISCAL YEAR

        The management and board of directors of Cimarex Energy Co. has determined to change its fiscal year from September 30 to December 31 effective September 30, 2002. The transition period as of December 31, 2001 and for the quarter ended December 31, 2001 is expected to be filed on Form 10-Q on or before November 14, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2002	CIMAREX ENERGY CO.

	By:	/s/ Paul Korus Paul Korus Chief Financial Officer